EXHIBIT-99.(n)

NEUBERGER BERMAN ALTERNATIVE FUNDS
AMENDED AND RESTATED MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

Neuberger Berman Alternative Funds (“Trust”) hereby adopts this Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”) on behalf of its current series and any series that may commence operations in the future (each a “Series”).
A.   General Description of Classes Offered.
Each Series shall have one or more of the following Classes, as may from time to time be created by the Board of Trustees of the Trust (“Board”) acting pursuant to the Amended and Restated Trust Instrument.
1.   Institutional Class Shares. As set forth in each Series’ prospectus, Institutional Class shares are sold to the general public and/or are available for purchase by pension and profit-sharing plans (collectively, “Plans”), broker-dealers, banks, pension administrators and certain other investment providers (collectively, “Institutions”) and any client that meets the investment minimum set forth in the Series’ prospectus.
Institutional Class shares are subject to no front-end or back-end sales load and pay no distribution fee. Institutional Class shares pay a fee for administration and shareholder services at an annual rate of 0.15% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.
Shareholder services are provided to Institutional Class shareholders by Neuberger Berman Investment Advisers LLC (“NBIA”) and the transfer agent, and where appropriate, the recordkeeper.  Shareholder services are provided to Institutional Class beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions and Plans through which they hold shares, and where appropriate, the recordkeeper.
2.   Class A Shares.  As set forth in each Series’ prospectus, Class A shares are available for purchase directly by a beneficial owner that is a “grandfathered investor” as defined in the Series’ prospectus and/or by Institutions who act as record owners on behalf of their clients and customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.
Class A shares are offered and sold subject to an initial sales load set forth in the Series’ prospectus.  This initial sales charge may be waived for certain eligible purchasers and reduced for certain other eligible purchasers, as described in the Series’ prospectus.  The maximum sales charge is 5.75% of the public offering price for Class A shares. Class A shares purchased pursuant to the sales charge waiver for purchases of $1 million or more are subject to a contingent deferred sales charge (“CDSC”) of 1.00% of net asset value of the Class A shares of the Series at the time of the purchase or sale, whichever is less, on shares redeemed within 18 months of purchase.  Class A shares held 18 months or longer, and Class A shares acquired through reinvestment of dividends or capital gains distributions on shares otherwise subject to this Class A CDSC, are not subject to the CDSC.
Class A shares pay a fee for administration and shareholder services at an annual rate of 0.26% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.  Class A shares also pay a fee for distribution and shareholder services at an annual rate of up to 0.25% of average daily net assets pursuant to a Distribution and Shareholder Services Plan pursuant to Rule 12b‑1 under the 1940 Act.
Shareholder services are provided to Class A recordholders or beneficial owners, as applicable, by NBIA and the transfer agent.  Shareholder services are provided to Class A beneficial owners (or trusts holding on behalf of beneficial owners), who purchase through Institutions, by the Institutions through which they hold shares.
3.   Class C Shares.  As set forth in each Series’ prospectus, Class C shares are available for purchase by Institutions who act as record owners on behalf of their clients and customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.
Class C shares are subject to no front-end sales load but are offered and sold subject to a CDSC and the purchase maximum set forth in the Series’ prospectus.  This CDSC may be waived for certain eligible purchasers, as described in the Series’ prospectus.  The maximum CDSC is 1.00% of net asset value of the Class C shares of the Series at the time of the purchase or sale, whichever is less, on shares redeemed within one year of purchase.  Class C shares held one year or longer, and Class C shares acquired through reinvestment of dividends or capital gains distributions on shares otherwise subject to this Class C CDSC, are not subject to the CDSC.
Class C shares pay a fee for administration and shareholder services at an annual rate of 0.26% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.  Class C shares also pay a fee for distribution and shareholder services at an annual rate of up to 1.00% of average daily net assets pursuant to a Distribution and Shareholder Services Plan pursuant to Rule 12b‑1 under the 1940 Act.
Shareholder services are provided to Class C recordholders by NBIA and the transfer agent.  Shareholder services are provided to Class C beneficial owners (or trusts holding on behalf of beneficial owners), who purchase through Institutions, by the Institutions through which they hold shares.
4.   Class R6 Shares.  As set forth in each Series’ prospectus, Class R6 shares are available for purchase directly by a beneficial owner that meets the eligibility criteria set forth in the Series’ prospectus and/or by Institutions and Plans (including retirement plan administrators) , who act as record owners on behalf of their customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

Class R6 shares are subject to no front-end or back-end sales load and pay no distribution fee.  Class R6 shares pay a fee for administration and shareholder services at an annual rate of 0.05% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.
Shareholder services are provided to Class R6 shareholders by NBIA and the transfer agent, and where appropriate, the recordkeeper.  Shareholder services are provided to Class R6 beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions and Plans through which they hold shares, and where appropriate, the recordkeeper.
5.   Class E Shares.  As set forth in each Series’ prospectus, Class E shares are available for purchase by the Neuberger Berman Group LLC 401(k) plan on behalf of its participants.
Class E shares are subject to no front-end or back-end sales load and pay no distribution fee.  Class E shares do not pay a fee for administration or shareholder services except for any amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.
Shareholder services are provided to Class E shareholders by NBIA and the transfer agent, and where appropriate, the recordkeeper.  Shareholder services are provided to Class E shares’ beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions and Plans through which they hold shares, and where appropriate, the recordkeeper.
B.   Expense Allocations of Each Class
1.  Certain expenses may be attributable to a particular Class of shares (“Class Expenses”). Class Expenses are charged directly to the net assets of the particular Class and, thus, are borne on a pro rata basis by the outstanding shares of that Class. Fees and expenses that are not Class Expenses are allocated among the Classes on the basis of their respective net asset values.
In addition to the administration, service and distribution fees described above, each Class also could pay a different amount of the following other expenses:
(a)   transfer agent fees identified as being attributable to a specific Class of shares;
(b)   stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class of shares;
(c)   Blue Sky fees incurred by a specific Class of shares;
(d)   SEC registration fees incurred by a specific Class of shares;
(e)   Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares;
(f)   accounting expenses relating solely to a specific Class of shares;

(g)   auditors’ fees, litigation expenses and legal fees and expenses relating to a specific Class of shares;
(h)   expenses incurred in connection with shareholders meetings as a result of issues relating to a specific Class of shares; and
(i)   other expenses incurred attributable to a specific Class of shares.
2.   NBIA may agree to waive or forgo current payment of fees and/or reimburse the Class Expenses of any Class of any Series.
3.   NBIA may agree to waive or forgo current payment of fees and/or reimburse the non-Class Expenses of any Series for a particular Class of shares so long as such waiver/reimbursement does not result in cross-subsidization of that Class by another Class of a Series. Such a waiver or reimbursement may also occur under any circumstance if it  will be allocated to each Class of the Series in the same proportion as the fee or expense being waived or reimbursed.
C.   Exchange Privileges
Class A shares of any Series where NBIA or its affiliate is the Institution acting as the record owner on behalf of the Class A shareholder may be exchanged for (i) Investor Class shares of any series of Neuberger Berman Income Funds (“Income Series”), or of any series of Neuberger Berman Equity Funds (“Equity Series”), (ii) Trust Class shares of any Income Series or Equity Series if that Income Series or Equity Series does not have an Investor Class, or (iii) Class A shares of a Series, Income Series or Equity Series on a load-waived basis if that Series, Income Series or Equity Series does not have an Investor Class or Trust Class, provided (i) NBIA or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with.
Class A shares (except Class A shares of a Series where NBIA or its affiliate is the Institution acting as the record owner on behalf of the Class A shareholder) and Class C shares of any Series may be exchanged for Class A and Class C shares, respectively, of any other Series or any Income Series or Equity Series, provided (i) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, broker-dealer or other institution (“BD”), or Plan that is the recordholder of the shares, if applicable, permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, if applicable, are complied with.
Institutional Class shares of any Series may be exchanged for Institutional Class shares of any other Series or Institutional Class shares of any Income Series or Equity Series, provided that either (a)(i) NBIA or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with; or (b)(i) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan that is the recordholder of the shares, if applicable, permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, if applicable, are complied with.
Institutional Class shares and Class A shares of any Series may be exchanged for Investment Class shares of State Street Institutional U.S. Government Money Market Fund, Investment Class shares of State Street Institutional Liquid Reserves Fund, Investment Class shares of State Street Institutional Treasury Plus Money Market Fund, Institutional Class shares of JPMorgan Tax Free Money Market Fund or Morgan Class shares of JPMorgan New York Municipal Money Market Fund (each fund, a “State Street/JP Morgan Series”), provided that (i) NBIA or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series or State Street/JPMorgan Series, as the case may be, involved in the exchange are complied with.
Class R6 shares of any Series may be exchanged for Class R6 shares of any other Series or Class R6 shares of any Income Series or Equity Series, provided that either (a)(i) NBIA or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with; or (b)(i) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan that is the recordholder of the shares, if applicable, permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, if applicable, are complied with.
Class R6 shares of any Series may be exchanged for Institutional Class shares of a Series, Income Series or Equity Series if that Series, Income Series or Equity Series does not have a Class R6, provided that (i) NBIA or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Income Series or Equity Series, as the case may be, involved in the exchange are complied with.
D.   Conversion Features
Consistent with an investment provider’s policy and/or investment program, Class A and Class C shares of a Series that have been purchased by the investment provider on behalf of clients may be converted into Institutional Class shares of the same Series provided any then-applicable eligibility requirements for investment in Institutional Class shares of the Series are satisfied.
Institutional Class, Class A, and Class C shares of a Series may be converted to Class R6 shares of the same Series, provided that any eligibility requirements of Class R6 shares are met and the investment provider determines such conversion is consistent with its policy and/or investment program.
Class C shares that are no longer subject to a CDSC will be converted into Class A shares of the same Series at 8 years from the purchase date or at the request of a financial intermediary after a holding period determined by the policy of such financial intermediary. Any such conversion will be effected at net asset value without the imposition of any sales load, fee or other charges by the Series.
When an investor’s account is transferred to an investment provider that does not offer the Class the investor held with their prior investment provider, at the request of the investment provider, shares of one Class of a Series may be converted to shares of another Class in the same Series provided that:  (1) the investor qualifies for the new Class, and (2) if the new Class has a higher expense ratio, the investment provider demonstrates that the investor consented in writing, which shall serve as prior notice of the change, to the conversion.
Institutional Class, Class A, Class C, and Class R6 shares of a Series may be converted to Class E shares of the same Series, provided that any eligibility requirements of Class E shares are met.
Conversions will be effected at net asset value without the imposition of any sales load, fee or other charges by the Series.  The Board may from time to time approve a Plan of Share Class conversion for any Class of shares.
E.   Class Designation
Subject to approval by the Board, a Series may alter the nomenclature for the designations of one or more of its Classes of shares.
F.   Additional Information
The prospectus and SAI for each Class may contain additional information about the Classes and the Trust’s multiple class structure.
G.   Effective Date; Amendments
This Plan was originally effective on December 29, 2010 and amended on February 22, 2012, October 23, 2013, March 28, 2018, and March 24, 2021. Before any material amendments can be made to this Plan, a majority of the Board, and a majority of the Trustees who are not interested persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) must find that the Plan as proposed to be amended, including the expense allocation, is in the best interests of each Class individually and the Trust as a whole.